Exhibit 5.1 and 23.1

DANIEL H. LUCIANO

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ATTORNEY AT LAW

 242 A WEST VALLEY BROOK ROAD

 CALIFON, NEW JERSEY 07830

MEMBER TEXAS AND                                                                                                                 TELEPHONE   908-832-5546

NEW JERSEY BARS                                                                                                                        FACSIMILE   908-832-9601

February 1, 2016

Board of Directors

Arem Pacific Corporation

47 Mount Pleasant Road

Nunawading, Victoria

Australia  3131

Re:

Opinion of Counsel

Form S-1 Registration Statement

Ladies and Gentlemen:

I have acted as special counsel to Arem Pacific Corporation, a Delaware corporation (the “ Company ”), in connection with the Company’s registration statement on Form S-1 (Registration No. 333-207099), as amended (the “ Registration Statement ”), filed with the Securities and Exchange Commission (the “ Commission ”) under the Securities Act of 1933, as amended (the “ Securities Act ”), relating to the issuance and sale of 13,694,711 shares of common stock of the Company, par value $0.000001 per share (the “ Common Stock ”), issued by the Company.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein, the exhibits therein and the documents incorporated by reference therein, (ii) the Company’s certificate of incorporation, as amended to date, (iii) the Company’s by-laws, as amended to date, and (iv) certain resolutions of the Board of Directors of the Company. I have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as I have deemed necessary or appropriate, and I have made such investigations of law as I have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, I have assumed and have not verified (i) the genuineness of the signatures on all documents that I have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies.

Arem Pacific Corporation

Opinion of Counsel

Based upon and subject to the foregoing and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Common Stock has been duly authorized validly issued, fully paid and nonassessable.

I express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the forgoing). I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, I do not admit that I am an “expert” under the Securities Act or under the rules and regulations of the Commission relating thereto with respect to any part of the Registration Statement.

Sincerely,

/s/ Daniel H. Luciano

Daniel H. Luciano